Exhibit 23.1


Consent of Independent Public Accountants


We consent to the incorporation by reference in the Form S-8 Registration Statements, File Numbers, 033-65256, 033-65254, 033-65890, 333-07735, 333-46791, 333-46795, 333-46797, and 333-46809
of our report dated July 30, 2001 with respect to the consolidated financial statements and schedule of Butler National Corporation included in the Annual Report Form 10-K for the year ended April 30, 2001.




WEAVER & MARTIN, LLC



Kansas City, Missouri,
August 14, 2001